Exhibit 4.1

GUARDFORCE AI CO., LIMITED

a Cayman Islands exempted company

and

VStock Transfer, LLC,

a New York corporation Rights Agent

Rights Agreement

Dated as of December 15, 2025

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RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (this “Agreement”) is effective as of December 15, 2025, by and between GUARDFORCE AI CO., LIMITED, a Cayman Islands exempted company (the “Company”), and VStock Transfer, LLC, a New York corporation (the “Rights Agent”).

WITNESSETH:

WHEREAS, on December 15, 2025, the Board of Directors of the Company (the “Board”) authorized and declared the grant of one Right (as hereinafter defined) for each Ordinary Share (as hereinafter defined) outstanding as of the Close of Business (as hereinafter defined) on December 15, 2025 (the “Record Date”), and contemplated the issuance of one Right (subject to adjustment as provided herein) for each Ordinary Share issued between the Record Date and the earlier of the Distribution Date and the Expiration Date, as such terms are hereinafter defined (with Rights also to be issued in connection with certain issuances of Ordinary Shares after the Distribution Date, as provided more fully herein), each Right being the right to purchase one Preferred Share, par value $0.12 per share, of the Company having the rights set forth in Exhibit C Certificate of Designation hereto, upon the terms and subject to the conditions hereinafter set forth (the “Rights”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree that:

1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of ten percent (10%) or more of the Voting Power (as such term is hereinafter defined) of the Company or who was such a Beneficial Owner at any time on or after the Original Execution Date, whether or not such Person continues to be the Beneficial Owner of ten percent (10%) or more of the Voting Power of the Company. Notwithstanding the foregoing:

(i) in no event shall a Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than ten percent (10%) of the Voting Power of the Company become an Acquiring Person solely as a result of a reduction of the number of shares outstanding, including repurchases of outstanding voting securities of the Company by the Company, which reduction increases the percentage of outstanding voting securities of the Company Beneficially Owned (as such term is hereinafter defined) by such Person; provided, however, that any subsequent increase in the amount of securities representing Voting Power Beneficially Owned by such Person, together with all Affiliates and Associates of such Person, without the prior written approval of the Board shall cause such Person to be an Acquiring Person (unless, measured at such time, such Person would not be an Acquiring Person);

(ii) the term Acquiring Person shall not mean:

(A) the Company;

(B) any Subsidiary (as such term is hereinafter defined) of the Company;

(C) any employee benefit plan of the Company or any of its Subsidiaries;

(D) any entity holding securities of the Company organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such employee benefit plan;

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(E) any underwriter acting in good faith in a firm commitment underwriting of an offering of the Company’s securities pursuant to arrangements with the Company that have been approved by the Board (however, the exception provided by this clause ( E) shall no longer be available in the event that any such underwriter is otherwise an Acquiring Person on or after the date which is forty (40) days after the date of initial acquisition of the Company’s securities by such underwriter in connection with such offering); and

(F) the Founders (Lei Wang, together with her respective Affiliates and Associates), so long as such Persons, in the aggregate, Beneficially Own less than 25% of the Voting Power of the Company (the “Founder Cap”); provided that (x) any increase in Beneficial Ownership by the Founders shall not result from acting in concert with any third party (other than among the Founders and their Affiliates and Associates), (y) the Founders shall not form any group (within the meaning of Section 13(d) of the Exchange Act) with any Person other than among themselves and their respective Affiliates and Associates, and (z) the Founder Cap shall be reduced by the extent of any Beneficial Ownership that would be attributed to the Founders pursuant to Synthetic Equity Positions or other derivative or coordinated arrangements described in Sections 1(a)(iv) and 1(a)(v). Any Beneficial Ownership by the Founders at or above the Founder Cap shall constitute the Founders as an Acquiring Person to the extent of such excess.

(G) any Exempt Person, but solely to the extent of such Exempt Person’s Beneficial Ownership that does not exceed its Exempted Percentage; provided that an Exempt Person shall be an Acquiring Person with respect to any Beneficial Ownership in excess of its Exempted Percentage.

(iii) no Person shall be deemed to be an Acquiring Person if: (A)(1) any Schedule 13D under the Exchange Act (as such term is hereinafter defined), or any comparable or successor report, filed (or required to be filed) by such Person does not (or would not) state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 (or any comparable or successor Item) of such Schedule 13D (other than the disposition of securities representing Voting Power of the Company), (2) either (x) within two (2) Business Days (as such term is hereinafter defined) of being requested by the Company to advise the Company regarding the same, such Person certifies in writing to the Company that such Person acquired Beneficial Ownership of securities representing ten percent (10%) or more of the Voting Power of the Company inadvertently or without knowledge of the terms of the Rights, or (y) the Board determines in good faith that such Person has become an Acquiring Person inadvertently, (3) such Person divests as promptly as practicable (as determined in good faith by the Board) a sufficient number of securities so that such Person would not be deemed to be an Acquiring Person pursuant to the first sentence of this Section 1(a) (or such other provisions of this Section 1(a) as may be applicable), and (4) promptly following such Person’s divestiture of such securities, such Person certifies to the Board that such Person would no longer be deemed an Acquiring Person as defined pursuant to the first sentence of this Section 1(a) (or such other provisions of this Section 1(a) as may be applicable); or (B) by reason of such Person’s Beneficial Ownership of securities representing ten percent (10%) or more of the outstanding Voting Power of the Company on the Original Execution Date if prior to the Record Date such Person notifies the Board that such Person is no longer the Beneficial Owner of securities representing ten percent (10%) or more of the then outstanding Ordinary Shares;

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(iv) a Person shall also be deemed an Acquiring Person if such Person, together with any other Persons, acts in concert, whether pursuant to an express or tacit agreement, arrangement, or understanding (whether formal or informal) to acquire, hold, vote, or dispose of shares of the Company, and the combined Beneficial Ownership of such Persons and their Affiliates or Associates equals or exceeds ten percent (10%) of the Voting Power of the Company, where Persons shall be reasonably presumed to be acting in concert if they:

(A) acquire Beneficial Ownership of the Company’s securities in close proximity to one another in time;

(B) engage in coordinated or parallel voting or investment strategies; or

(C) share advisors, financiers, or other resources in connection with acquiring or voting shares of the Company;

(v) a Person shall also be deemed an Acquiring Person if such Person, together with its Affiliates or Associates, Beneficially Owns, directly or indirectly, ten percent (10%) or more of the Voting Power of the securities of the Company, through Synthetic Equity Positions (as defined below) or other derivative arrangements that provide such Person with the economic equivalent of ownership of, or control over, any securities of the Company, regardless of whether such arrangements confer any Voting Power or actual or legal ownership with respect to such securities, where the term Synthetic Equity Positions shall mean any derivative, contract, instrument, agreement, or arrangement that:

(A) replicates the economic value, return, or other financial benefits of ownership of the Company’s securities,

(B) conveys any rights to acquire or dispose of the Company’s securities, or

(C) is designed, intended, or structured to circumventing the application of this Agreement;

(vi) notwithstanding any specific criteria set forth herein, the Board of Directors of the Company shall have the sole and exclusive discretion to determine whether

(A) any Person or group of Persons is acting in concert,

(B) any ownership constitutes a Synthetic Equity Position, and

(C) any transaction, agreement, or arrangement has the purpose or effect of circumventing the application of this Agreement.

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(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(c) A Person shall be deemed the “Beneficial Owner,” and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:

(i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof);

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise (iii) any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with whom such Person has an agreement, arrangement or understanding to act together for the purpose of acquiring, holding, voting or disposing of any securities of the Company and (iv) solely for purposes of determining whether any Person is an Acquiring Person, any securities that such Person or any of such Person’s Affiliates or Associates are determined to Constructively Own; provided, however, that a Person shall not be deemed (under this clause (A)) the “Beneficial Owner,” and shall not be deemed (under this clause (A)) to “Beneficially Own” or have “Beneficial Ownership,” of securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (B) the right to vote or dispose of pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner,” and shall not be deemed to “Beneficially Own” or have “Beneficial Ownership,” of any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or with which such Person or any of such Person’s Affiliates or Associates have otherwise formed a group, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company;

(iv) which are “Beneficially Owned” (within the meaning of the foregoing clauses (i) through (iii)), directly or indirectly, by a Counterparty (as such term is hereinafter defined) (or any of such Counterparty’s Affiliates or Associates) that has any Synthetic Equity Position (as such term is hereinafter defined) (without regard to any short or similar position under the same or any other Synthetic Equity Position) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such term is hereinafter defined) and that is not otherwise included in the definition of Beneficial Ownership (within the meaning of foregoing clauses (i) through (iii)); provided, however, that the number of Ordinary Shares that a Person is deemed to “Beneficially Own” pursuant to this clause (iv) in connection with a particular Synthetic Equity Position shall not exceed the number of Notional Ordinary Shares (as such term is hereinafter defined) with respect to such Synthetic Equity Position; provided, further, that the number of securities Beneficially Owned by each Counterparty (including its Affiliates and Associates) under a Synthetic Equity Position shall for purposes of this clause (iv) be deemed to include all securities that are Beneficially Owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Synthetic Equity Position to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

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(v) which represent the number of Notional Ordinary Shares with respect to any Synthetic Equity Position (without regard to any short or similar position under the same or any other Synthetic Equity Position) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party and that is not otherwise included in the definition of “Beneficial Ownership.”

(d) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(e) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(f) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h) “Exempt Person” means each Person designated by the Board as an Exempt Person, which shall initially include the Founders (Lei Wang, together with her respective Affiliates and Associates).

(i) “Exempted Percentage” means, with respect to any Exempt Person, the maximum percentage of Voting Power Beneficially Owned by such Exempt Person as specified by the Board from time to time, which for the Founders shall initially be 25%. The Board may reduce (but not retroactively below the then-current Beneficial Ownership) or increase any Exempted Percentage, in each case only prospectively and after reasonable prior public disclosure.

(j) “Final Expiration Date” shall mean the Close of Business on December 15, 2035, the ten-year anniversary of the date of this Agreement.

(k) “M&A” shall mean the amended and restated memorandum of association and second amended and restated articles of association of the Company (as such instrument may be further amended, supplemented, modified, revised or replaced after the date hereof).

(l) “Ordinary Shares” when used with reference to the Company shall mean the ordinary shares, par value $0.12 per share, of the Company or any other shares in the share capital of the Company into which such ordinary shares may be reclassified or exchanged. “Ordinary Shares” when used with reference to shares issued by any Person other than the Company shall mean the shares or other equity interestwith the greatest Voting Power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a Subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such shares, equity securities or equity interests.

(m) “Permitted Offer” shall mean a tender or exchange offer for all securities representing the outstanding Voting Power of the Company at a price and on terms determined, prior to the date of the first acceptance of payment for any of such shares, to be fair to, and in the best interests of, the Company and its shareholders (other than the offeror or any Affiliate or Associate thereof) by at least a majority of the members of the Board who are not (i) officers of the Company, (ii) the offeror, (iii) Acquiring Persons or (iv) Affiliates or Associates of the offeror or any Acquiring Person.

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(n) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, real estate investment trust, joint venture, association, trust or other entity.

(o) “Preferred Shares” shall mean the preferred shares, par value $0.12 per share, of the Company having the rights and preferences set forth in Exhibit C hereto.

(p) “Stock Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(q) A “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the Voting Power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

(r) “Synthetic Equity Position” shall mean a “derivative security (as such term is defined in Rule 16a-1(c) under the Exchange Act as in effect as of the date hereof between two parties (the “Receiving Party” and the “Counterparty”) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act); provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument become determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination. The number of Ordinary Shares specified or referenced in such derivative security contract (as determined by the Board in good faith) is the number of “Notional Ordinary Shares.” For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad- based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Synthetic Equity Positions.

(s) “Triggering Event” shall mean a Section 11 Event (as defined in Section 11(a) hereof) or a Section 13 Event (as defined in Section 13(a) hereof).

(t) “Voting Power” shall mean the voting power of all shares of the Company then outstanding and generally entitled to vote for the election of directors of the Company.

2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agents and any co-Rights Agents shall be as the Company shall determine and the Company shall provide written notice thereof to the Rights Agent.

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3. Issue of Rights Certificates.

(a) Until the earlier of (i) the Stock Acquisition Date or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by action of the Board) after the date of the commencement (determined in accordance with Rule 14d-2 of the General Rules and Regulations under the Exchange Act as in effect as of the date hereof or, if no longer applicable, the intent of such Rule 14d-2 as in effect on the date hereof as determined in good faith by the Board) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries, or any entity organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan) of a tender or exchange offer (other than a Permitted Offer) the consummation of which would result in such Person becoming an Acquiring Person (including any such date which is on or after the date of this Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights shall be evidenced by the certificates for Ordinary Shares registered in the names of the holders of the Ordinary Shares (which certificates for Ordinary Shares shall be deemed also to be certificates for Rights) and not by separate certificates, except that the Rights associated with any uncertificated Ordinary Shares shall be evidenced by the registration of Ordinary Shares in the Company’s register of members in the names of the holders thereof (which registration shall also be deemed to be registration of ownership of the associated Rights), and (y) the Rights (and the right to receive certificates therefor) shall be transferable only in connection with the transfer of the underlying Ordinary Shares. As soon as practicable after the Distribution Date, upon written request by the Company and receipt by the Rights Agent of all necessary and relevant information, the Rights Agent shall send, by first-class, insured, postage prepaid mail, to each registered holder of the Ordinary Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the register of members of the Company, a certificate for Rights, in substantially the form of Exhibit A hereto (the “Rights Certificates”), evidencing one Right for each Ordinary Share so held (subject to adjustment as provided herein). As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

(b) As soon as practicable following the Record Date, the Company shall provide each registered holder of the Ordinary Shares as of the Close of Business on the Record Date with a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the “Summary of Rights”), in accordance with Section 26 hereof, by posting the Summary of Rights on the Company’s corporate website at https://www.guardforceai.com/ in a prominent and easily accessible location and maintaining such posting through the expiration of the Rights. Such publication shall be deemed effective notice to all record holders as of the date such materials are first made available on the Company’s website for purposes of this Agreement. Such posting shall constitute notice and delivery to all registered holders for purposes of this Agreement under the laws of the Cayman Islands and pursuant to the M&A. Upon request, the Company will promptly provide any registered holder a paper copy of the Summary of Rights without charge. With respect to certificates for the Ordinary Shares outstanding as of the Record Date, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights shall be evidenced by such certificates for the Ordinary Shares and the registered holders of the Ordinary Shares shall also be the registered holders of the associated Rights. With respect to uncertificated Ordinary Shares outstanding as of the Record Date, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by the registration of the Ordinary Shares in the Company’s register of members the names of the holders thereof. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Ordinary Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Ordinary Shares represented by such certificate, and the registration of transfer of ownership of any uncertificated Ordinary Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with such shares. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

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(c) Certificates issued for Ordinary Shares (including, without limitation, certificates issued upon transfer or exchange of Ordinary Shares) after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall be deemed also to be certificates for Rights, and shall have impressed, printed, stamped, written or otherwise affixed onto them a legend in substantially the following form, or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation or made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Ordinary Shares may from time to time be listed or quoted, or to conform to such usage:

This certificate also evidences and entitles the holder hereof to certain “Rights” as set forth in the Rights Agreement, by and between GUARDFORCE AI CO., LIMITED. (the “Company”) and VStock Transfer, LLC (the “Rights Agent”), dated as of December 15, 2025 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights “Beneficially Owned” by “Acquiring Persons” (as such terms are defined in the Rights Agreement) or certain related parties, as well as subsequent holders of such Rights, may become null and void.

and, in the case of the initial transaction statement or subsequent period statements with respect to uncertificated Ordinary Shares, a legend in substantially the following form:

The registration in the register of members of GUARDFORCE AI CO., LIMITED (the “Company”) of the Ordinary Shares to which this initial transaction or subsequent periodic statement relates also evidences and entitles the registered holder of such shares to certain rights as set forth in the Rights Agreement, by and between the Company and VStock Transfer, LLC (the “Rights Agent”), dated as of December 15, 2025 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by such registration. The Company will mail to the registered holder of shares a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights “Beneficially Owned” by “Acquiring Persons” (as such terms are defined in the Rights Agreement) or certain related parties, as well as subsequent holders of such Rights, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights associated with the Ordinary Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Ordinary Shares represented by such certificate. With respect to such initial transaction statements or subsequent periodic statements containing the foregoing legend, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights associated with the Ordinary Shares with respect to which such statements are issued shall be evidenced solely by the registration of ownership of such Ordinary Shares in the register of members of the Company, and the registration of transfer of ownership in such shares shall also constitute the transfer of the Rights associated with such Ordinary Shares.

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(d) Notwithstanding anything in this Agreement to the contrary, in the event that, prior to the Distribution Date (or earlier redemption, expiration or termination of the Rights), any Ordinary Shares are cancelled in connection with the purchase or acquisition of such Ordinary Shares by the Company, then the Rights associated with such Ordinary Shares shall be deemed to be similarly (and concurrently) retired and cancelled.

4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase shares and of assignment and certificates to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Section 11 and Section 23 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein at the price per Preferred Share set forth therein (the “Purchase Price”), such Purchase Price to be initially equal to the amount set forth in Section 7(b) below but the number of Preferred Shares and the Purchase Price shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a) hereof that represents Rights Beneficially Owned by an Acquiring Person or any Associate or Affiliate thereof, any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6, Section 11 or Section 23 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain a legend in substantially the following form:

The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby may become null and void under the circumstances specified in Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) hereof shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by a Director, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

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(b) Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

6. Transfer, Split Up , Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 7(e), 7(f) and 15 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or, after the occurrence of a Triggering Event, Ordinary Shares or other securities and property, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such registered holder (or former registered holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Certificates until the registered holder thereof shall have (i) properly completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required by Section 9(e) hereof. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes and charges unless and until it is satisfied that all such taxes and charges have been paid.

(b) Subject to the provisions of Sections 7(e), 7(f) and 15 hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

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7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to the provisions of Sections 7(e) and 7(f) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon presentation of the Rights Certificate, with the appropriate form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Preferred Share (or such other securities or property as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 24 hereof, (iii) the consummation of a transaction contemplated by Section 13(d) hereof or the time at which the Rights are exchanged as provided in Section 24(c) hereof (such earliest time being herein referred to as the “Expiration Date”). Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a registered holder of Ordinary Shares may exercise all of the rights of a registered holder of a Rights Certificate with respect to the Rights associated with such Ordinary Shares in accordance with and subject to the provisions of this Agreement, including the provisions of Section 7(e) hereof, as of the date such Person becomes a registered holder of Ordinary Shares.

(b) The Purchase Price for each Preferred Share pursuant to the exercise of a Right shall initially be eight dollars and forty-four cents ($8.44), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7 below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the Purchase Price for the fractional interests in Preferred Shares (or other securities or property) to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) by certified check or bank draft payable to the order of VStock Transfer, LLC, the Rights Agent shall, subject to Section 21(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased or, in the case of uncertificated Preferred Shares, requisition from any transfer agent therefor of a notice setting forth such number of Preferred Shares to be purchased for which registration will be made in the Company’s register of members, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the fractional interests in Preferred Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of Preferred Shares as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such registered holder and, (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company, or distribute other property pursuant to Section 11(a), the Company shall make all arrangements necessary so that such other securities or property are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a) (ii) hereof; provided, however, that if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall, upon written receipt of the necessary information from the Company, indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11 (a) ( ii).

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(d) In case the registered holder of any Rights Certificate shall exercise (except pursuant to Section 11(a) (ii)) less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to such registered holder’s duly authorized assigns, subject to the provisions of Section 15 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, if there occurs any Triggering Event, then any Rights that are or were on or after the Distribution Date Beneficially Owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person shall become null and void, without any further action, and any registered holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. Without limiting the foregoing sentence, Rights held by the following Persons shall be null and void without any further action: (i) any direct or indirect transferee of any Rights that are or were on or after the Distribution Date Beneficially Owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) any direct or indirect transferee of any Rights that were on or before the Distribution Date Beneficially Owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person if the transferee received such Rights, directly or indirectly, (A) from an Acquiring Person or any Associate or Affiliate of an Acquiring Person (x) as a result of a distribution by such Acquiring Person or any Associate or Affiliate of an Acquiring Person to holders of its equity securities or similar interests (including, without limitation, partnership interests) or (y) pursuant to any continuing agreement, arrangement or understanding with respect to the Rights or (B) in a transfer (or series of transfers) which the Board determines is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e); and (iii) subsequent transferees of Persons referred to in the foregoing clauses (i) and (ii) as well as this clause (iii). The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Rights or any Rights Certificate or to any other Person as a result of the Company’s failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the Certificate contained in the appropriate form of Election to Purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or Rights Agent shall reasonably request.

8. Cancellation and Destruction of Rights Certificates.

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.

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9. Reservation and Availability of Preferred Shares.

(a) The Company covenants and agrees that it shall cause to be reserved and kept available out of its authorized and unissuedshares, or any authorized and issued Preferred Shares (and, following the occurrence of a Triggering Event, Ordinary Shares and other securities) held in its treasury, the number of shares or Preferred Shares (and, following the occurrence of a Triggering Event, Ordinary Shares and other securities) that will be sufficient (in accordance with the provisions of this Agreement, including Section 11(a) (iii) hereof) to permit the exercise in full of all outstanding Rights.

(b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Ordinary Shares and other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange or quoted on any national quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (or other securities) reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

(c) If then required by applicable law, the Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Triggering Event as to which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, (B) the Expiration Date or (C) the date the Company receives an opinion of counsel to the effect that the maintenance of such registration statement in effect is no longer necessary. If then required by applicable law, the Company will also take such action as may be appropriate under the securities or “blue sky” laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement or to comply with such blue sky laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall notify the Rights Agent in writing whenever it makes a public announcement temporarily suspending the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

(d) The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all Preferred Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

(e) The Company further covenants and agrees that it shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for Preferred Shares (or, if such securities are uncertificated, the registration of such securities in the Company’s register of members) or other securities upon the exercise of Rights. The Company shall not, however, be required to (i) pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or in respect of the issuance or delivery or registration of the Preferred Shares or other securities in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or (ii) issue or deliver any certificates for Preferred Shares or other securities in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

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10. Preferred Shares Record Date.3. Each Person in whose name any certificate for Preferred Shares (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the registered holder of the fractional Preferred Share (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly presented and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such presentation and payment is a date upon which the Preferred Shares (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the registered holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue any shares in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares and other securities which, if such Right had been exercised immediately prior to such date and at a time when the register of members of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a) (ii) hereof the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 24(c) hereof, in the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person other than pursuant to a Permitted Offer (such an event being a “Section 11 Event”), then, promptly following the first occurrence of such a Section 11 Event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall, for a period of sixty (60) days after the later of the occurrence of any such Section 11 Event and the effective date of an appropriate registration statement pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of fractional interests in Preferred Shares, such number of Ordinary Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Preferred Shares for which a Right was exercisable immediately prior to the Section 11 Event at issue and (y) dividing that product by fifty percent (50%) of the current market price per one Ordinary Share (determined pursuant to Section 11(d) hereof) on the date of the occurrence of the Section 11 Event at issue (such number of shares being referred to as the “number of Adjustment Shares”); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii); and provided, further, that such sixty (60) day period shall not be deemed to run during any period in which the exercise of the Rights or the fulfillment by the Company or the Rights Agent of its or their obligations under this Agreement shall be enjoined or otherwise prohibited in full or in part by any court or other governmental agency or body.

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(iii) In lieu of issuing Ordinary Shares in accordance with Section 11(a) (ii) hereof, the Company may, if a majority of the Board then in office determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to (and, in the event that the Board has not exercised the exchange right contained in Section 24(c) hereof and there are not sufficient treasury shares and authorized but unissued shares to permit the exercise in full of the Rights in accordance with Section 11(a) (ii) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exercise of the Rights, cash (including by way of a reduction of the Purchase Price), property, Ordinary Shares, other securities (whether equity or debt securities of the Company, any Subsidiary of the Company, or otherwise) or any combination thereof having an aggregate value equal to the value of the Ordinary Shares which otherwise would have been issuable pursuant to Section 11(a) (ii) hereof, which aggregate value shall be determined by a nationally recognized investment banking firm selected by a majority of the Board. For purposes of the preceding sentence, the value of the Ordinary Shares shall be determined pursuant to Section 11(d) hereof and the value of any fractional interests in preferred shares or preference shares which a majority of the Board determines to be a “ordinary shares equivalent” shall be deemed to have the same value as the Ordinary Shares. Any such election by the Board must be made and publicly announced within sixty (60) days following the date on which the Section 11 Event at issue shall have occurred. Following the occurrence of such Section 11 Event, a majority of the Board then in office may suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which such Section 11 Event shall have occurred to the extent that such Directors have not determined whether to exercise their rights of election under this Section 11(a) (iii). If the Board shall determine in good faith that it is unlikely that sufficient additional shares or ordinary shares equivalents could be authorized for issuance upon exercise in full of the Rights without shareholder approval, the sixty (60) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days following the occurrence of the Section 11 Event at issue, in order that the Company may take steps to authorize such additional shares. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. The Company shall notify the Rights Agent in writing whenever it makes such a public announcement temporarily suspending the exercisability of the Rights.

(b) If the Company shall fix a record date for the issuance of rights, options or warrants to all registered holders of any interests in Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase any interests in Preferred Shares (or securities having the same or more favorable rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or per share of equivalent preferred shares (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current market price (as defined in Section 11(d)) per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares or equivalent preferred shares to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined reasonably and with good faith to the holders of Rights by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and conclusive for all purposes. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

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(c) If the Company shall fix a record date for the making of a distribution to all registered holders of interests in Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings or distributable reserves of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in shares other than Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current market price (as defined in Section 11(d) hereof) per Preferred Share on such record date, less the fair market value (as determined reasonably and with good faith to the holders of Rights by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants distributable in respect of one Preferred Share and the denominator of which shall be the then current market price (as defined in Section 11(d) hereof) per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, other than as provided in Section 11(a) (iii) hereof, the “current market price” per Ordinary Share on any date shall be deemed to be the average of the daily closing prices per share of such Ordinary Shares for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Ordinary Shares is determined in whole or in part during a period following the announcement by the issuer of such Ordinary Shares of (A) a dividend or distribution on such Ordinary Shares payable in shares of such Ordinary Shares or securities convertible into shares of such Ordinary Shares or (B) any subdivision, combination or reclassification of such Ordinary Shares, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market or, if the Ordinary Shares are not listed or admitted to trading on the Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading or, if the Ordinary Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the- counter market, as reported by the OTC Bulletin Board or such other system then in use, or, if on any such date the Ordinary Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Ordinary Shares selected by the Board. If on any such date no market maker is making a market in the Ordinary Shares, the fair value of such shares on such date as determined reasonably and with good faith by the Board shall be used and shall be binding on the Rights Agent and conclusive for all purposes. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Ordinary Shares are principally listed or admitted to trading or quoted is open for the transaction of business or, if the Ordinary Shares are not listed or admitted to trading or quoted on any national securities exchange, a Business Day. If the Ordinary Shares are not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and conclusive for all purposes.

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(ii) For the purpose of any computation hereunder, the “current market price” per Preferred Share shall be determined in the same manner as set forth above for the Ordinary Shares in Section 11(d)(i) (other than the last sentence thereof). If the current market price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in Section 11(d)(i), the “current market price” per Preferred Share shall be conclusively deemed to be an amount equal to 10 (as such number may be appropriately adjusted for such events as share splits, share dividends and recapitalization with respect to the Ordinary Shares occurring after the date of this Agreement) multiplied by the current market price per share of the Ordinary Shares. If neither the Ordinary Shares nor the Preferred Shares are publicly held or so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest tenth of an Ordinary Share or other share or tenth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f) If as a result of any provision of this Section 11, the holder of any Right shall become entitled to receive any shares of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares (and the related Purchase Price) contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 15 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Shares (calculated to the nearest one-tenth) obtained by (i) multiplying (x) the number of Preferred Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

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(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Preferred Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of Preferred Shares or Ordinary Shares or other securities issuable upon exercise of the Rights (aggregating, for this purpose, an appropriate amount of the Purchase Price for fractional shares to compare such aggregated amount to the par value for a whole share), the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares or Ordinary Shares or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a registered holder is to receive a combination of Ordinary Shares and ordinary shares equivalents, or Preferred Shares and preferred shares equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value, if any, of an Ordinary Share or Preferred Share, as the case may be, shall be allocated as the payment for each Ordinary Share or Preferred Share, as the case may be, so received.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and other securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such registered holder a due bill or other appropriate instrument evidencing such registered holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything to the contrary in this Section 11 notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, share dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to registered holders of Preferred Shares shall not be taxable to such shareholders.

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(n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, (iii) effect a subdivision, combination or consolidation of the outstanding Ordinary Shares into a greater or lesser number of shares, or (iv) issue any shares in a reclassification of the outstanding Ordinary Shares, the number of Rights associated with each Ordinary Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Ordinary Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Ordinary Share immediately prior to such event by a fraction the numerator of which shall be the total number of Ordinary Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Ordinary Shares outstanding immediately following the occurrence of such event.

(o) The exercise of Rights under Section 11(a) (ii) hereof shall only result in the loss of rights under Section 11(a) (ii) hereof to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13 hereof.

12. Certificate of Adjusted Purchase Price or Number of Shares.

Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares and the Ordinary Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any adjustment or any such event unless and until it shall have received such certificate. Notwithstanding the foregoing provisions of this Section 12, the failure of the Company to make such certification or give such notice shall not affect the validity, or the force or effect, of the requirement for such adjustment.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger (other than, in the case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (any of the events described in the foregoing clauses (x), (y) or (z) being herein referred to as a “Section 13 Event”), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (other than as provided in Section 7(e) hereof) shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of freely tradable Ordinary Shares of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Preferred Shares for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a) (ii) hereof) and (y) dividing that product by fifty percent (50%) of the current market price per share of the Ordinary Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Ordinary Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Ordinary Shares thereafter deliverable upon the exercise of the Rights.

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(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clauses (x) or (y) of the first sentence of this Section 13, the Person that is the issuer of any securities into which Ordinary Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and

(ii) in the case of any transaction described in clause (z) of the first sentence in this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (A) if the Ordinary Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person the Ordinary Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; (B) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Ordinary Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Ordinary Shares having the greatest aggregate market value; and (C) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the chains of ownership having an interest in such joint venture as if such joint venture were a Subsidiary of each such joint venturer and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Ordinary Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such Section 13 Event shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of such Section 13 Event, the Principal Party at its own expense shall:

(i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii) use its best efforts to (x) qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate and (y) cause the Rights and the securities purchasable upon exercise of the Rights to be listed on any national securities exchange or national quotation system upon which its Ordinary Shares are listed, traded or quoted; and

(iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a) (ii) hereof and shall survive any exercise thereunder.

(d) Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not be applicable to a transaction described in clauses

(x) or (y) of Section 13(a) hereof if (i) such transaction is (x) consummated with a Person or Persons who acquired Ordinary Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons) and (y) related to such Permitted Offer, (ii) the price per Ordinary Share offered in such transaction is not less than the price per Ordinary Share paid to all holders of Ordinary Shares whose shares were purchased pursuant to such Permitted Offer and (iii) the form of consideration being offered to the remaining holders of Ordinary Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this subsection (d), all Rights hereunder shall expire.

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14. Additional Covenants.

(a) The Company covenants and agrees that after the Stock Acquisition Date it shall not (i) consolidate with, (ii) merge with or into or (iii) sell or transfer to any other Person, in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries taken as a whole, if at the time of or after such consolidation, merger or sale there are any memorandum and articles of association, charter or by-law provisions or any rights, warrants or other instruments outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

(b) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 24 hereof, take any action the purpose or effect of which is to diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

15. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(n) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be (except as otherwise provided in the last sentence of this Section 15(a)) the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, the last quoted price or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined reasonably and with good faith to the holders of Rights by the Board shall be used and shall be binding on the Rights Agent and conclusive for all purposes.

(b) The Company shall not be required to issue fractions of Preferred Shares upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the current market value of a Preferred Share. For the purposes of this Section 15(b), the current market value of a Preferred Share shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise.

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(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Ordinary Shares upon exercise of the Rights or to distribute certificates which evidence fractional Ordinary Shares. In lieu of fractional Ordinary Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of an Ordinary Share. For purposes of this Section 15(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise.

(d) Except as otherwise expressly provided herein, the holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

16. Rights of Action. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Section 21, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Ordinary Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Ordinary Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Ordinary Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys’ fees, incurred by them in any action to enforce the provisions of this Agreement.

17. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Ordinary Shares;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent and only if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates attached;

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(c) the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Ordinary Shares certificate or uncertificated Ordinary Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Ordinary Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

18. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares, Ordinary Shares or any other securities of the Company which may at any time be issuable upon exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.

19. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The provisions provided for under this Section 19 and Section 21 below shall survive the expiration of the Rights and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

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(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for Ordinary Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 21 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing.

20. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

21. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

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(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of current market price) be proved or established by the Company prior to taking, or suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President, any Managing Director, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility or likelihood of such loss or damages. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent. Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any change in the exercisability of Rights (including Rights becoming null and void pursuant to Section 7(e) hereof) except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of such change; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate pursuant to Section 12 describing any such adjustment, upon which the Rights Agent may rely); nor shall it be responsible for any determination by the Board of the current market value of the Rights or Preferred Shares or Ordinary Shares pursuant to the provisions of Section 15 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

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(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties under this Agreement, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with written instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken, suffered or omitted and the Rights Agent shall not be liable for any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three (3) Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting to take any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause l or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

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22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Ordinary Shares and Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Ordinary Shares and Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the Cayman Islands, the United States or of the State of New York or the State of Delaware (or of any other state of the United States so long as such Person is authorized to do business in the State of New York or the State of Delaware), in good standing, having a principal office in the Cayman Islands, the State of New York or the State of Delaware, which is authorized under such laws to exercise corporate trust or shareholder services powers and is subject to supervision or examination by a foreign or U.S. federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25,000,000.00 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall mail notice thereof in writing to the predecessor Rights Agent and each transfer agent of the Ordinary Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

23. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Ordinary Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Ordinary Shares so issued or sold pursuant to the exercise of share options or otherwise under any employee plan or arrangement, which plan or arrangement is existing as of the Distribution Date, or upon the exercise, conversion or exchange of any other securities issued by the Company on or prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; p rovided, however, that (i) no such Rights Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificates would be issued, and (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

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24. Redemption, Termination and Exchange.

(a) (i) The Board may, at its option, at any time prior to the earlier of (x) the Stock Acquisition Date or (y) the Close of Business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.12 per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the Original Execution Date (such redemption price being hereinafter referred to as the “Redemption Price”). The Company may, at its option, pay the Redemption Price in any form of consideration deemed appropriate by the Board. (ii) (x) In addition, and notwithstanding the provisions of Section 24(a)(i) hereof, the Board may redeem all but not less than all of the then outstanding Rights at the Redemption Price on or after the Stock Acquisition Date but prior to any Section 13 Event either in connection with any Section 13 Event in which all holders of Ordinary Shares are treated alike and not involving (other than as a holder of Ordinary Shares being treated like all other such holders) an Acquiring Person or an Affiliate or Associate thereof or any other Person in which such Acquiring Person or Affiliate or Associate thereof has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person or Affiliate or Associate thereof, or (y) following the occurrence of a Section 11 Event, and the expiration of any period during which the holder of Rights may exercise the rights under Section 11(a) (ii) hereof as a result thereof, if and for as long as any Acquiring Person having triggered the Section 11 Event at issue is not thereafter the Beneficial Owner of securities representing ten percent (10%) or more of the outstanding Voting Power of the Company, and at the time of redemption there are no other Persons who are Acquiring Persons.

(b) (i) In the case of a redemption permitted under Section 24(a)(i) hereof, immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption permitted only under Section 24(a) (ii) hereof, evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only after ten (10) Business Days following the giving of notice of such redemption to the holders of such Rights if no Section 11 Event shall have occurred, and, if a Section 11 Event shall have occurred, upon the later of ten (10) Business Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a) (ii) hereof may be exercised as a result thereof. Within ten (10) days after the action of the Board ordering any such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Ordinary Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(ii) In the case of a redemption permitted under Section 24(a)(i) or ( ii), the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Ordinary Shares, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

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(c) (i) Subject to the limitations of applicable laws, the Board may, at its option and at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for (A) Ordinary Shares at an exchange ratio of one Ordinary Share per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the Original Execution Date (the “Exchange Shares”), or (B) Substitute Consideration (as that term is defined below). The Board may determine, in its sole discretion, whether to deliver Exchange Shares or Substitute Consideration. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Ordinary Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Ordinary Shares then outstanding.

(ii) In the event the Board shall determine to deliver Substitute Consideration in exchange for Rights, the Company shall (1) determine the value of the Exchange Shares (the “Exchange Value”), and (2) with respect to each Right to be exchanged, make adequate provision to substitute for Exchange Shares the following (the “Substitute Consideration”): (v) cash, (w) Ordinary Shares or ordinary shares equivalents (as that term is defined in Section 11(a) (iii) hereof) or Preferred Shares or equivalent preferred shares (as that term is defined in Section 11(b) hereof), (x) debt securities of the Company, (y) other assets, or (z) any combination of the foregoing, having an aggregate value equal to the Exchange Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board. For purposes of this Section 24(c), the value of an Ordinary Share shall be the current market price (as determined pursuant to Section 11(d) hereof) per Ordinary Share on the day that is the later of (x) the first occurrence of a Section 11 Event or (y) the date on which the Company’s right of redemption pursuant to Section 24(a)(i) hereof expires; and the value of any ordinary shares equivalent shall be deemed to have the same value as the Ordinary Shares on such date.

(iii) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to this Section 24(c), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a registered holder of such Rights shall be entitled to receive Exchange Shares or Substitute Consideration for each Right exchanged by such registered holder. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the registered holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the registered holder receives the notice. Each such notice of exchange will state the method by which the exchange of Ordinary Shares (or Substitute Consideration) for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(iv) In the event that there shall not be sufficient Ordinary Shares or Preferred Shares available to permit any exchange of Rights as contemplated in accordance with this Section 24(c), the Company shall take all such action as may be necessary to increase the number of Ordinary Shares or Preferred Shares available for issuance upon exchange of the Rights.

(v) The Company shall not be required to issue fractions of Ordinary Shares or to distribute certificates which evidence fractional Ordinary Shares. In lieu of such fractional Ordinary Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Ordinary Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Ordinary Share. For the purposes of this Section 24(c) (v), the current market value of a whole Ordinary Share shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of exchange pursuant to this Section 24(c).

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25. Notice of Certain Events.

(a) In case the Company shall propose (i) to pay any dividend payable in shares of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the registered holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the registered holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining registered holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the registered holders of the Preferred Shares, whichever shall be the earlier.

(b) In case any Triggering Event shall occur, then, in any such case, the Company or the Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Triggering Event, which shall specify the event and the consequences of the Triggering Event to holders of Rights under Sections 11(a) (ii) or 13(a) hereof, as the case may be.

(c) The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or sent by nationwide overnight delivery, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

GUARDFORCE AI CO., LIMITED

10 Anson Road,

#28-01 International Plaza,

Singapore 079903

Attention: Elijah Wong

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or sent by nationwide overnight delivery, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Attention: Compliance Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, or sent by nationwide overnight delivery, postage prepaid, addressed to such registered holder at the address of such holder as shown on the register of members of the Company.

27. Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without approval of any holders of Rights or Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) prior to the Distribution Date, to change or supplement any provision hereunder in any manner which the Company may deem necessary or desirable or (iv) on or following the Distribution Date, to change or supplement any provision hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates. Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Ordinary Shares.

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28. Determination and Actions by the Board. For all purposes of this Agreement, any calculation of the number of securities representing the outstanding Voting Power of the Company at any particular time, including for purposes of determining the particular percentage of such outstanding Voting Power of the Company or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. Except as otherwise provided herein, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties and (y) not subject the Board to any liability to the holders of the Rights Certificates. The Rights Agent is entitled always to assume the Company’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

30. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Ordinary Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Ordinary Shares).

31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York save to the extent that the laws of the Cayman Islands are mandatorily applicable under private law and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts to be made and to be performed entirely within such state.

33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GUARDFORCE AI CO., LIMITED

By:	/s/ Lei Wang
Name:	Lei Wang
Title:	Chief Executive Officer

VStock Transfer, LLC, AS RIGHTS AGENT

By:	/s/ Young D. Kim
Name:	Young D. Kim
Title:	Compliance Officer

Signature Page to Shareholder Rights Agreement

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EXHIBIT A

Form of Rights Certificate

Certificate No. R-______________                      _____________ Rights

NOT EXERCISABLE AFTER DECEMBER 15, 2035 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.12 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AN AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT).  THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.

Rights Certificate

GUARDFORCE AI CO. LIMITED

This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 15, 2025 (the “Rights Agreement”) between GUARDFORCE AI CO. LIMITED, a Cayman Islands exempted company (the “Company”), and VStock Transfer, LLC, a New York limited liability company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on December 15, 2035, unless earlier redeemed or exchanged by the Company as set forth in the Rights Agreement, at the office of the Rights Agent designated for such purpose, a fully paid, non-assessable Preferred Share of the Company, at a purchase price of eight dollars and forty-four cents ($8.44) per share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase and Certificate duly executed.

The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the close of business on the record date relating to the initial distribution of the Rights, based on the Preferred Shares as constituted at such date.

Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are Beneficially Owned (as such term is defined in the Rights Agreement) by (i) an Acquiring Person (as such term is defined in the Rights Agreement) or an Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) or, (ii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights with respect to such Rights from and after the occurrence of any such Triggering Event.

*     The portion of the legend in brackets shall be inserted only if applicable.

As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates.  Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.  If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.  If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, in certain instances, be (i) redeemed by the Company at its option at a redemption price of $0.12 per Right or (ii) exchanged in whole or in part for shares of the Company’s Ordinary Shares or substitute consideration.  Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Rights at the time of redemption, in which event this Certificate may become void without any further action by the Company.

The Company may elect not to issue fractional Preferred Shares or other securities upon the exercise of any Right or Rights evidenced hereby, in which event a cash payment will be made, in lieu thereof, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of Directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated:  [___________], 20[__].

	Attest:		GUARDFORCE AI CO. LIMITED

By:		By:
	Name:		Name:
	Title:		Title:

Countersigned:

VSTOCK TRANSFER, LLC,
as Rights Agent

By:
Name:
Title:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ______________________________________________

___________________________________________________________________________

(please print name, address and social security or other identifying number of transferee)

___________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ____________, 20___.

__________________________________

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [   ] are [   ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned  [   ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ____________, 20__.

__________________________________

Signature

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certificate set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Rights Certificate pursuant to

Section 11(a)(ii) of the Rights Agreement.)

TO: GUARDFORCE AI CO. LIMITED

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the Ordinary Shares (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

___________________________________________________________________________

(Please insert social security or other identifying number)

___________________________________________________________________________

(Please print name and address)

___________________________________________________________________________

The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless the undersigned requests that the Rights Certificate be registered in the name of and delivered to:

Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

___________________________________________________________________________

(Please print name and address)

___________________________________________________________________________

Dated:  ____________, 20__.

__________________________________

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)  the Rights evidenced by this Rights Certificate [   ] are [   ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)  this Rights Certificate [   ] is [   ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(3) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ____________, 20__.

__________________________________

Signature

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certificate set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

the Rights Certificate other than pursuant to

Section 11(a)(ii) of the Rights Agreement.)

TO: GUARDFORCE AI CO. LIMITED

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

___________________________________________________________________________

(Please insert social security or other identifying number)

___________________________________________________________________________

(Please print name and address)

If applicable, the Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such Person requests that the Rights Certificate be registered in the name of and delivered to:

___________________________________________________________________________

Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

(Please print name and address)

Dated:  ____________, 20__.

__________________________________

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)  the Rights evidenced by this Rights Certificate [   ] are [   ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)  the Rights evidenced by this Rights Certificate [   ] are [   ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(3)  after due inquiry and to the best knowledge of the undersigned, the undersigned  [   ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ____________, 20__.

__________________________________

Signature

NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the fact of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certificate set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

EXHIBIT B

GUARDFORCE AI CO. LIMITED

SUMMARY OF RIGHTS

Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from the Company one share of the preferred shares of the Company (the “Preferred Shares”), at a price of eight dollars and forty-four cents ($8.44) per Preferred Share (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and VStock Transfer, LLC, as “Rights Agent.”

Initially, the Rights will be attached to all certificates representing Ordinary Shares then outstanding, and no separate Rights certificates or stock statements will be distributed or provided.  The Rights will separate from the Ordinary Shares and a “Distribution Date” will occur upon the earliest of the following: (i) a public announcement that a person, entity or group of affiliated or associated persons or entities (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of securities representing ten percent (10%) or more of the voting power of all securities of the Company then outstanding and generally entitled to vote for the election of directors of the Company (“Voting Power”) (other than (A) as a result of repurchases of shares by the Company or certain inadvertent actions by institutional or certain other shareholders, (B) the Company, any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary, and (C) any Exempt Person, including the Founders, up to such holder’s Exempted Percentage (initially 25% for the Founders); and (D) certain other instances set forth in the Rights Agreement); or (ii) ten (10) business days (unless such date is extended by the Board) following the commencement of a tender offer or exchange offer which would result in any person, entity or group of affiliated or associated persons or entities becoming an Acquiring Person (unless such tender offer or exchange offer is a Permitted Offer (defined below)).

Until the Distribution Date (or earlier redemption or expiration of the Rights, if applicable), (i) the Rights will be evidenced (x) with respect to any uncertificated Ordinary Shares outstanding as of or after the Record Date, by the registration of the Ordinary Shares in the Company’s share register in the names of the holders thereof, and (y) with respect to any certificates for Ordinary Shares outstanding as of or after the Record Date, by such Ordinary Share certificates, and (ii) the surrender for transfer of any certificates for outstanding Ordinary Shares will also constitute the transfer of the Rights associated with such Ordinary Shares, and the registration of transfer of ownership of any uncertificated Ordinary Shares will also constitute the transfer of the Rights associated with such Ordinary Shares.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Ordinary Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable unless and until a Distribution Date occurs.  The Rights will expire on the earliest of (i) December 15, 2035, (ii) consummation of a merger transaction with a person, entity or group who (x) acquired Ordinary Shares pursuant to a Permitted Offer and (y) is offering in the merger the same price per share and form of consideration paid in the Permitted Offer or (iii) redemption or exchange of the Rights by the Company as described below.

The number of Rights associated with each Ordinary Share shall be proportionately adjusted in the event of a share dividend on, or a subdivision, combination or reclassification of, the Ordinary Shares.  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for Preferred Shares, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Shares at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights, options or warrants (other than those referred to above).  With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price.

In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction (whether or not the Company is the surviving corporation) or fifty percent (50%) or more of the Company’s assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of ordinary shares of either the Company, in the event that it is the surviving corporation of a merger or consolidation, or the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two (2) times the Purchase Price (such right being called the “Merger Right”).  In the event that a person, entity or group becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding Ordinary Shares at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the Directors who are not officers of the Company and are not Acquiring Persons (or affiliated or associated persons or entities thereof) to be fair to, and in the best interests of, the Company and its shareholders (a “Permitted Offer”)), then proper provision shall be made so that each holder of a Right will, for a sixty (60) day period (subject to extension under certain circumstances) thereafter, have the right to receive upon exercise that number of Ordinary Shares (or, at the election of the Company, which election may be obligatory if sufficient Ordinary Shares are not available, a combination of Ordinary Shares, property, other securities (e.g., Preferred Shares) or cash (including by way of a reduction in the Purchase Price)) having a market value of two (2) times the Purchase Price (such right being called the “Subscription Right”).  The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right.  Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time after the Distribution Date owned by an Acquiring Person (or affiliated or associated persons or entities thereof) shall immediately become null and void.

B-1

t any time prior to the earlier to occur of (i) a person, entity or group becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.12 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the Board.  Additionally, the Company may, following a person, entity or group becoming an Acquiring Person, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price (i) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person (or certain related persons or entities) or (ii) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as the Acquiring Person triggering the Subscription Right beneficially owns securities representing less than twenty percent (20%) of the outstanding Voting Power of the Company and at the time of redemption there are no other Acquiring Persons.  The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Subscription Right is not exercisable.  Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Subject to applicable law, the Board, at its option, may at any time after a person, group or entity becomes an Acquiring Person (but not after the acquisition by such Acquiring Person of securities representing fifty percent (50%) or more of the outstanding Voting Power of the Company), exchange all or part of the then outstanding and exercisable Rights (except for Rights which have become void) for Ordinary Shares at a rate of one Ordinary Share per Right (subject to adjustment) or, alternatively, for substitute consideration consisting of cash, securities of the Company or other assets (or any combination thereof).

Fractional Preferred Shares will be issuable; however, the Company may elect to make an adjustment in cash, in lieu of fractional shares, based on the market price of the Preferred Shares prior to the date of exercise.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights should not be taxable to shareholders or to the Company, holders of Rights may, depending upon the circumstances, recognize taxable income in the event (i) that the Rights become exercisable for (x) Ordinary Shares or Preferred Shares (or other consideration) or (y) ordinary shares or common stock of an acquiring company in the instance of the Merger Right as set forth above or (ii) of any redemption or exchange of the Rights as set forth above.

The Company and the Rights Agent retain broad authority to amend the Rights Agreement; however, following any Distribution Date any amendment may not adversely affect the interests of holders of Rights.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A.  A copy of the Rights Agreement is available free of charge from the Company.  THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE.

B-2

EXHIBIT C

FORM OF
CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF PREFERRED SHARES

Of

GUARDFORCE AI CO., LIMITED

(the “Company”)

Pursuant to the Second Amended and Restated Articles of Association of the Company (the “Articles”), the following resolutions were duly adopted at a meeting of the Board of Directors of the Company held on December 15, 2025:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of the Articles, a series of preferred shares of the Company be and it hereby is created, and that the designation and amount thereof and the voting rights, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Preferred Shares” (the “Series A Preferred Shares”). The Series A Preferred Shares shall have a par value of $0.12 per share, and the number of shares constituting such series shall be 24,353,539. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Company convertible into Series A Preferred Shares.

Section 2. Conversion.

(A) Optional Conversion. Each holder of Series A Preferred Shares shall have the right, at any time and from time to time, to convert all or any portion of such holder’s Series A Preferred Shares into fully paid and non-assessable Ordinary Shares at the then-effective Conversion Rate (as defined below).

(i) Conversion Rate; Adjustments. The “Conversion Rate” shall initially be ten (10) Ordinary Shares for each Series A Preferred Share, subject to appropriate equitable adjustment in the event of any share split, share dividend, combination, reclassification, recapitalization or similar event affecting the Ordinary Shares or the Series A Preferred Shares. In the event of any such adjustment, the Conversion Rate shall be adjusted so that each holder of Series A Preferred Shares thereafter shall be entitled to receive, upon conversion, the number and kind of securities or other property that such holder would have received if such holder’s Series A Preferred Shares had been converted immediately prior to the record date for such event.

(ii) Mechanics of Conversion. To convert Series A Preferred Shares, a holder shall deliver to the Company (a) a duly executed notice of conversion specifying the number of shares to be converted, and (b) the certificate(s) representing such shares, if certificated, duly endorsed or accompanied by appropriate instruments of transfer. Conversion shall be deemed to occur, and the rights of the holder as a holder of Series A Preferred Shares with respect to such converted shares shall cease, as of the close of business on the date the foregoing items are delivered. Promptly thereafter, the Company shall issue and deliver to such holder a certificate or book-entry statement evidencing the number of Ordinary Shares issuable upon such conversion and any cash in lieu of fractional shares.

(B) Fractional Shares. No fractional Ordinary Shares shall be issued upon conversion of Series A Preferred Shares. In lieu of any fractional share otherwise issuable upon conversion, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Ordinary Share as of the conversion date.

(C) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares.

(D) No Reverse Conversion. Under no circumstances shall any Ordinary Shares be convertible into, or exchangeable for, Series A Preferred Shares. No provision of this instrument, the Articles shall be construed to authorize the conversion of Ordinary Shares into Series A Preferred Shares.

(E) No Impairment. The Company shall not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but shall at all times in good faith take all actions necessary or appropriate to protect the conversion rights of the Series A Preferred Shares against impairment.

(F) Status of Converted Shares. All Series A Preferred Shares that shall have been converted as provided herein shall be canceled and shall not be reissued, and all Ordinary Shares issued upon conversion shall be duly issued, fully paid, and non-assessable.

Section 3. Dividends and Distributions.

(A) Subject to the prior and superior right of the holders of any shares of any series of preferred shares ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares shall be entitled to receive when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to 10 times the aggregate per share amount of all cash dividends, and 10 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in ordinary shares, par value $0.12 per share, of the Company (“Ordinary Shares”) or a subdivision of the outstanding Ordinary Shares (by reclassification or otherwise), declared on Ordinary Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares.

(B) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Ordinary Shares (other than a dividend payable in Ordinary Shares).

(C) Dividends shall begin to accrue on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date immediately preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 4. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Shares shall entitle the holder thereof to 10 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after December 15, 2025 (the “Rights Issuance Authorization Date”) (i) declare or pay any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) combine the outstanding Ordinary Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Series A Preferred Shares or any similar shares, or by law, the holders of Series A Preferred Shares and the holders of Ordinary Shares entitled to vote shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(C) Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Ordinary Shares entitled to vote as set forth herein) for taking any corporate action.

Section 5. Certain Restrictions.

(A) Whenever dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

(ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any shares ranking in parity in exchange for any shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

(iv) redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 6. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Association of the Company, as amended, or in any other Certificate of Designations creating a series of preferred shares or any similar shares or as otherwise required by law.

Section 7. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount equal to eight dollars and forty-four cents ($8.44) per share of Series A Preferred Shares, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Liquidation Preference”). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of Series A Preferred Shares unless, prior thereto, the holders of Ordinary Shares shall have received an amount per share (the “Ordinary Adjustment”) equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 10 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as shares splits, shares dividends and recapitalizations with respect to the Ordinary Shares) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Liquidation Preference and the Ordinary Adjustment in respect of all outstanding Series A Preferred Shares and Ordinary Shares, respectively, holders of Series A Preferred Shares and holders of Ordinary Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such preferred shares and Ordinary Shares, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of preferred shares, if any, which rank on a parity with the Series A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Ordinary Adjustment, then such remaining assets shall be distributed ratably to the holders of Ordinary Shares.

(C) In the event the Company shall at any time after the Rights Issuance Authorization Date (i) declare any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) combine the outstanding Ordinary Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination, scheme of arrangement or other transaction in which the Ordinary Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Ordinary Shares is changed or exchanged. In the event the Company shall at any time (i) declare any dividend on Ordinary Shares payable in Ordinary Shares, (ii) subdivide the outstanding Ordinary Shares, or (iii) combine the outstanding Ordinary Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Ordinary Shares outstanding immediately after such event and the denominator of which is the number of Ordinary Shares that were outstanding immediately prior to such event.

Section 9. No Redemption. The Series A Preferred Shares shall not be redeemable.

Section 10. Ranking. The Series A Preferred Shares shall rank junior to all other series of the Company’s Series A Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. No special vote of the holders of Series A Preferred Shares shall be required to authorize any other series of preferred shares, irrespective of the ranking of these shares.

Section 11. Amendment. At any time when any Series A Preferred Shares are outstanding, this Certificate of Designation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series A Preferred Shares, voting separately as a class.

Section 12. Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

IN WITNESS WHEREOF, this Certificate of Designation has been executed this 15th day of December, 2025.

/s/ Lei Wang
Name:	Lei Wang
Title:	Chief Executive Officer